UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on November 29, 2010, J.P. Morgan Chase Bank, N.A. (the “Trustee”), as Trustee of Mesa Offshore Trust (the “Trust”), made a second and final liquidating distribution in the amount of $0.012984 per unit, for an aggregate distribution of approximately $934,591, to unit holders on November 29, 2010.  The final liquidating distribution was made in cash to unit holders of record as of February 22, 2010, the date on which the Trust’s unit transfer books were closed.

After giving effect to this final liquidating distribution, the Trust had a cash balance of approximately $506,000 and estimated current liabilities (based on actual current liabilities together with final accounting, tax, legal and other termination costs estimated by vendors) of approximately $465,000.  The balance represents an immaterial amount of reserves to cover any remaining expenses and contingencies, and no further distributions will be made to former unit holders of the Trust.  The Trust’s dissolution activities are essentially complete.  Accordingly, this Current Report on Form 8-K will be the final report filed by the Trust pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Trust intends to file a Form 15 terminating the registration of its units of beneficial interest under Section 12(g) of the Exchange Act promptly after the filing of this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: December 6, 2010	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee